News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Mng. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS THIRD QUARTER 2006 RESULTS

Increased Consumer Adoption Drives Strong Revenues; Company Files Shelf Registration

CHANTILLY, Va., October 26, 2006 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today reported financial and operating results for the three and nine months ended September 30, 2006.

The following third quarter results include the impact of the acquisition of Princeton eCom on July 3, 2006, and reflect the introduction in 2006 of equity compensation and tax expensing, which were not included in 2005.

• • • •	Revenue for the third quarter of 2006 was $28.3
million, up 85 percent from $15.3 million in third
quarter 2005.
 Earnings before interest, taxes, depreciation and
amortization (Ebitda), a non-GAAP measure, was $5.9
million, a 68 percent increase from $3.5 million in the
prior year. Ebitda per share was $0.19 versus $0.13
per share in 2005.
 Net loss available to common stockholders was $2.8
million, or $0.11 loss per share. This compares to net
income of $2.4 million, or $0.09 per fully diluted
share, in 2005.
 Core net income, a non-GAAP measure, was $1.7
million, down 31 percent from $2.5 million in 2005.
Core net income per share was $0.05, compared to $0.09
per share in 2005.

“Revenue growth was strong and at the high end of our guidance, fueled by high user growth and the acquisition of Princeton eCom,” stated Matthew P. Lawlor, chairman and chief executive officer of the Company. “The year-over-year decline in earnings was expected, due to acquisition-related expenses and the change in equity compensation and tax accounting treatment.”

Lawlor continued, “We were very pleased with strong billpay user and transaction growth for the quarter, and with the integration of Princeton eCom. Core earnings exceeded guidance, driven by billpay growth and an extra boost from a one-time tax benefit. We stepped-up some infrastructure spending, which mitigates third and fourth quarter profitability but positions us well for 2007.”

The Company reiterated plans to refinance $85 million in acquisition-related debt. “We have several proposals to refinance our debt on favorable terms,” commented Catherine A. Graham, executive vice president and chief financial officer. “The Company also filed a shelf registration with the SEC covering shares issued this past summer as part of the Princeton acquisition. At the same time, we registered additional shares giving us the option, at a time of our choosing, to raise equity on accretive terms and accelerate take-down of our debt.”

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Shelf Registration Filing
The Company today filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). If and when the shelf registration statement is declared effective, it will permit the Company or selling stockholders, from time to time, to offer and sell up to 13 million of shares of common stock, which currently represents approximately $150 million in total value. This shelf registration fulfills the Company’s obligation to register 4.6 million common shares underlying the privately placed convertible preferred stock previously issued to affiliates of Tennenbaum Capital Partners (“Tennenbaum”) as a part of the Company’s acquisition of Princeton eCom. It also provides the Company with the ability to sell up to 8.4 million shares to take advantage of financing opportunities, including, but not limited to, accelerating repayment of its existing debt.

The terms of any new equity to be offered under the registration statement, whether by Tennenbaum or the Company, will be established at the time of the offering and will be described in a prospectus supplement filed with the SEC at the time of the offering.

2006 Business Outlook
The Company provided guidance for the fourth quarter and updated its full year 2006 guidance. Guidance includes equity compensation and tax expensing in 2006, but not in 2005. Guidance also does not anticipate the release of any additional valuation allowance in 2006. These statements are forward-looking, and actual results may differ materially.

Fourth Quarter 2006		Full Year 2006
2005 2006%		2005	2006	%
Actual Guidance	Change	Actual	Guidance	Change

Revenue ($ millions)		$15.8	$29.7-30.7	91%	$60.5	$92.0-93.0	53%

		Earnings ($ per share)

Ebitda (a)(b)	$0.14	$0.21-0.24		61%	$0.54	$0.67-0.70	27%

Net Income (Loss) to Common (c)(d)(f)	$0.60	$(0.10)-(0.08)		nc	$0.88	$(0.13)-(0.11)	nc

Core Net Income (a)(d)(e)(g)(h)	$0.11	$0.06-0.08		nc	$0.36	$0.25-0.27	nc

		Share Count (millions)

Basic	25.1		25.8	3%	23.4	25.6	9%

Fully Diluted Shares (h)	27.6		31.7	15%	25.9	29.6	14%

nc = not comparable

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Ebitda is a pro forma measure defined as earnings before interest, taxes, depreciation, amortization and equity compensation expense.

(c)	Net income (loss) available to common stockholders per share for full year 2005 includes a $13.7 million benefit from the release of valuation allowance against the Company’s deferred tax asset.

(d)	Year over year comparisons for net income (loss) available to common stockholders and core net income per share are not comparable because of one or more of the following: 1) differences in tax rates, 2) tax benefit from the release of valuation allowance in full year 2005, or 3) equity compensation expense in the 2006 periods.

(e)	Excludes preferred stock accretion of approximately $1.7 and $3.4 million for the fourth quarter and full year 2006, respectively. Excludes amortization of acquisition-related intangible assets of approximately $2.3 and $0.1 million for the fourth quarters of 2006 and 2005, respectively, and $4.9 and $0.4 million for the years 2006 and 2005, respectively. Excludes equity compensation expense of approximately $0.7 million for the fourth quarter 2006 and $2.5 million for the full year 2006.

(f)	Fourth quarter and full year 2006 net loss available to common stockholders per share is calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

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(g)

Core net income is a pro forma measure defined as net income before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance and non-recurring tax charges. Some or all of these items may not be applicable in any given reporting period. Core net income for the 2005 periods does not reflect a full tax rate.

(h)	Only used for the purposes of calculating Ebitda and core net income per share. According to GAAP, actual fully diluted shares used to calculate net income available to common stockholders will be equal to basic shares in the fourth quarter and full year 2006.

Preliminary Targets for 2007
The Company also provided preliminary 2007 targets, which are an indication of future expectations but subject to material change after the Company completes its 2007 planning cycle and announces its guidance for 2007 in early December.

• • •	Revenue is targeted to range between $133 and $143
million, which at its midpoint would be up 49 percent
compared to the midpoint of 2006 guidance.
 Assuming the Company completes its planned debt
refinancing, core earnings per share (a non-GAAP
measure of profitability) is targeted to be between
$0.42 and $0.52 per share, which at its midpoint would
be up 96 percent compared to the midpoint of 2006
guidance.
 The Company plans to change its definition of core
earnings starting in 2007 to include a deduction for
preferred stock accretion in its calculation. Core
earnings (after preferred dividends) is targeted to be
between $0.22 and $0.32 per share, which at its
midpoint would be up 93 percent to the midpoint of 2006
guidance on a comparable basis.

Today’s Conference Call and Web Cast
The Company’s management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 pm ET on October 26th until midnight on Thursday, November 2nd. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 7376264. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources powers web-based financial services for 2600 financial institutions, billers and credit service providers. Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption. The Company serves over 8 million end-users and processes $100 billion in bill payments annually. Founded in 1989, Online Resources (Nasdaq: ORCC; www.orcc.com) is recognized as one of the nation’s fastest growing companies.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
						3Q06 vs.
	3Q05	4Q05	1Q06	2Q06	3Q06	2Q06	3Q06 vs. 3Q05
BANKING SERVICES
Users (#K)	1,299	1,425	1,567	1,666	3,881	133%	199%
Account Presentation (#K)	577	638	716	775	847	9%	47%
Payments (#K)[1]	859	934	1,008	1,054	3,205	204%	273%

Adoption Rate (%)
Account Presentation[2]	21.5%	22.6%	24.2%	25.4%	26.8%	6%	25%
Payments[3]	8.6%	9.2%	9.7%	10.0%	8.3%	-17%	-3%
Full Service	7.6%	8.3%	9.0%	9.5%	9.9%	4%	30%
Remittance Only	9.7%	10.1%	10.5%	10.7%	7.8%	-27%	-20%
Same Store[4]	9.2%	9.8%	10.3%	10.8%	11.4%	6%	24%

Other Metrics
Bill Payment Transactions (#M)	11.6	12.4	13.9	14.2	37.2	162%	221%
Clients	799	820	840	877	2,418	176%	203%

eCOMMERCE SERVICES
Users (#K)[1]	1,448	1,559	1,635	1,740	4,474	nc	nc
Account Presentation (#K)	1,448	1,559	1,635	1,740	1,960	13%	35%
Payments (#K)	0	0	0	0	2,514	nc	nc

Other Metrics
Bill Payment Transactions (#M)	0.0	0.0	0.0	0.0	5.3	nc	nc
Clients[5]	7	8	9	9	244	nc	nc

TOTAL COMPANY
Users (#K)[1]	2,747	2,984	3,202	3,406	8,355	145%	204%
Bill Payment Transactions (#M)	11.6	12.4	13.9	14.2	42.5	199%	266%
Clients	806	828	849	886	2,662	200%	230%

Notes:

1Only includes users that have been active over the past 90 days or were otherwise billable.

2The number of account presentation end-users divided by the 2.0 million total launched checking accounts held with our account presentation banking services clients. The numbers of checking accounts are as reported to us by our clients.

3The number of payment services end-users divided by the total launched checking accounts held with all of our banking services payments clients (28.1 million), our banking services full service payments clients (6.1 million) and our banking services remittance only payments clients (22.0 million). The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client. The number of checking accounts are as reported to us by our clients.

4The number of payment services end-users divided by the 8.0 million total launched checking accounts held with our banking services payments clients that were launched on or before December 31, 2004. The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client. The number of checking accounts are as reported to us by our clients.

5Does not include 2,016 direct biller endpoints, bringing the our total number of biller relationships to 2,260.

Online Resources Corporation

Consolidated Statement of Operations

(In thousands, except per share data)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:

Account presentation services	$1,990	$1,899	$5,874	$6,924

Payment services	21,702	8,972	42,947	26,110

Relationship management services	1,960	1,851	6,114	5,808

Professional services and other	2,613	2,570	7,407	5,891

Total revenues	28,265	15,292	62,342	44,733

Expenses:

Cost of revenues	12,949	6,507	28,202	19,206

Gross profit	15,316	8,785	34,140	25,527

General and administrative	5,559	3,515	14,267	10,384

Selling and marketing	6,255	2,207	11,813	6,463

Systems and development	2,655	1,051	4,862	3,044

Total expenses	14,469	6,773	30,942	19,891

Income from operations	847	2,012	3,198	5,636

Other (expense) income

Interest income	327	431	1,607	783

Interest expense	(2,630)	(2)	(2,631)	(11)

Debt issuance costs	(222)	—	(222)	—

Total other (expense) income	(2,525)	429	(1,246)	772

(Loss) income before taxes	(1,678)	2,441	1,952	6,408

Income tax (benefit) provision	(510)	78	965	273

Net (loss) income	(1,168)	2,363	987	6,135

Preferred stock accretion	1,680	—	1,680	—

Net (loss) income available to common stockholders	$(2,848)	$2,363	$(693)	$6,135

Net (loss) income available to common stockholders per share

Basic	$(0.11)	$0.09	$(0.03)	$0.27

Diluted	$(0.11)	$0.09	$(0.03)	$0.24

Shares used in calculation of net (loss) income available to common stockholders per share:

Basic	25,627	25,018	25,481	22,864

Diluted	25,627	27,322	25,481	25,209

Reconciliation of net (loss) income to Ebitda (See Note 1):

Net (loss) income	$(1,168)	$2,363	$987	$6,135

Depreciation and amortization	4,460	1,520	8,116	4,316

Equity compensation expense	642	—	1,875	—

Other expense (income)	2,525	(429)	1,246	(772)

Income tax provision	(510)	78	965	273

Ebitda (See Note 1)	$5,949	$3,532	$13,189	$9,952

Reconciliation of net (loss) income to core net income (See Note 2):

Net (loss) income	$(1,168)	$2,363	$987	$6,135

Equity compensation expense	642	—	1,875	—

Amortization of intangible assets	2,246	139	2,521	295

Core net income (see Note 2)	$1,720	$2,502	$5,383	$6,430

Notes:

1.	Ebitda represents earnings before interest, taxes, depreciation and amortization, and equity compensation expense.

2.	Core net income represents net income before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance and non-recurring tax charges. Some or all of these items may not be applicable in any given reporting period.

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$26,500	$55,864
Restricted cash	5,173	2,220
Accounts receivable, net	14,474	7,262
Deferred implementation costs, current portion	1,160	609
Deferred tax asset, current portion	1,067	2,030
Debt issurance cost, current portion	889	—
Prepaid expenses and other current assets	2,912	1,034
Total current assets	52,175	69,019
Property and equipment, net	20,056	15,242
Deferred tax asset, less current portion	11,635	11,635
Goodwill	169,857	16,322
Intangible assets	25,354	2,330
Deferred implementation costs, less current portion	670	521
Debt issuance cost, less current portion	3,333	—
Other assets	724	527
Total assets	$283,804	$115,596

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$7,557	$4,524
Deferred revenues	3,564	2,638
Deferred rent obligation	307	161
Interest payable	2,630	—
Capital lease obligations, current portion	37	8

Total current liabilities	14,095	7,331
Notes payable	85,000	—
Deferred revenues, less current portion	2,466	1,213
Deferred rent obligation, less current portion	2,134	1,796
Capital lease obligations, less current portion	103	—
Other long-term liabilities	1,661	2,220

Total liabilities	105,459	12,560
Redeemable convertible preferred stock	71,634	—
Stockholders’ equity	106,711	103,036
Total liabilities and stockholders’ equity	$283,804	$115,596

Online Resources Corporation
Condensed Consolidated Statement of Cash Flows

(In thousands)

	NINE MONTHS ENDED SEPTEMBER 30,
	2006	2005
	(Unaudited)	(Unaudited)
Operating activities:

Net income	$986	$6,135

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	8,116	4,212

Loss on disposal of assets	1	104

Provision for losses on accounts receivable	—	2

Amortization of bond discount	—	(1)

Amortization of debt issuance costs	222	—

Provision for losses on accounts receivable	15	—

Equity compensation expense	1,875	—

Changes in operating assets and liabilities, net of acquisitions	(1,124)	2,818

Net cash provided by operating activities	10,091	13,270

Investing activities:

Purchases of property and equipment	(8,062)	(5,391)

Net purchases of available-for-sale securities	—	1,300

Acquisition of Integrated Data Systems, Inc., net of cash acquired	—	(3,317)

Acquisition of Princeton eCom Corporation, net of cash acquired	(184,322)	—

Net cash used by investing activities	(192,384)	(7,408)

Financing activities:

Proceeds from the issuance of common stock	2,891	42,345

Purchase of derivative	(455)	—

Net proceeds from issuance of preferred stock	69,954	—

Net proceeds from issuance of notes payable	80,556	—

Repayment of capital lease obligations	(17)	(19)

Net cash provided by financing activities	152,929	42,326

Net increase in cash and cash equivalents	(29,364)	48,187

Cash and cash equivalents at beginning of period	55,864	3,342

Cash and cash equivalents at end of period	$26,500	$51,529